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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 14, 2001

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                               DIGITALTHINK, INC.
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             (Exact name of Registrant as specified in its charter)

                      DELAWARE                              000-28687                             94-3244366
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
  (STATE OR OTHER JURISDICTION OF EMPLOYER             (COMMISSION FILE NUMBER)         (I.R.S. OR IDENTIFICATION NUMBER)
          INCORPORATION ORGANIZATION)

                              1098 HARRISON STREET
                         SAN FRANCISCO, CALIFORNIA 94103
                    (Address of principal executive offices)

                                 (415) 625-4000
              (Registrant's telephone number, including area code)

                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        Pursuant to an Agreement and Plan of Reorganization dated August 14, 2001 (the "Merger Agreement"), among Registrant, LBI Acquisition Corp., a Minnesota corporation and a wholly owned subsidiary of Registrant ("Merger Sub") and LearningByte International, Inc., a Minnesota corporation (the "LBI"), Merger Sub has merged with and into LBI (the "Merger"). Pursuant to the Merger, Registrant issued approximately 4.5 million shares of common stock, with each share of outstanding LBI common stock equivalents converted into approximately
0.264 shares of the Registrant's common stock (the "Exchange Ratio").

        The Exchange Ratio was the result of arm's length negotiations between the Registrant and LBI.

        The Merger Agreement is attached as an Exhibit hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        a) Financial Statements and Pro-Forma Financial Information.


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        It is impracticable to provide the required financial statements as of the filing of this report. Registrant will file audited and pro forma financial statements required under this item within the time period required by applicable rules of the Securities and Exchange Commission.

        c) Exhibits

        99.1 Agreement and Plan of Reorganization among and between Registrant, LBI and Merger Sub, dated August 14, 2001.

        99.2 Press release dated August 14, 2001 announcing the execution of the Agreement and Plan of Reorganization.

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: August 22, 2001                DIGITALTHINK, INC.

                                      /s/  JON C. MADONNA
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                                      Jon C. Madonna
                                      President and Chief Executive Officer


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                               DIGITALTHINK, INC.

                            EXHIBIT INDEX TO FORM 8-K
                              DATED AUGUST 22, 2001


EXHIBITS

99.1 Agreement and Plan of Reorganization Among Registrant, LearningByte International, Inc. and LBI Acquisition Corp. dated as of August 14, 2001.

99.2 Press release dated August 14, 2001 announcing the execution of the Agreement and Plan of Reorganization.